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Exhibit 5.1

FREDRIKSON & BYRON, P.A.
 4000 Pillsbury Center
200 South Sixth Street
Minneapolis, Minnesota 55402
Telephone: (612) 492-7000
Facsimile: (612) 492-7077

August 20, 2003

August Technology Corporation
4900 West 78th Street
Bloomington, MN 55435

  RE:
  REGISTRATION STATEMENT ON FORM S-3—EXHIBIT 5.1

Gentlemen/Ladies

        We have acted as counsel for August Technology Corporation (the "Company") in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of 3,884,988 shares of Common Stock, including 506,738 shares subject to an over-allotment option and 378,250 shares which are being sold by certain selling shareholders of the Company (collectively, the "Shares").

        In connection with rendering this opinion, we have reviewed the following:

  1.
  The Company's Articles of Incorporation, as amended.

  2.
  The Company's Bylaws, as amended; and

  3.
  Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of Shares covered by the Registration Statement.

        Based upon the following and upon the representations and information provided by the Company, we hereby advise you that in our opinion:

  1.
  The Company's Articles of Incorporation validly authorize the issuance of the Shares to be issued and sold by the Company and registered pursuant to the Registration Statement.

  2.
  Upon the delivery and payment therefor in accordance with the terms of the Registration Statement and the Underwriting Agreement described in the Registration Statement, the Shares to be issued and sold by the Company will be validly issued, fully paid and nonassessable.

  3.
  The Shares to be sold by the selling shareholders named in the Registration Statement consist of (i) 348,250 validly issued, fully paid and nonassessable Shares and (ii) 30,000 Shares issuable upon the exercise of duly authorized and outstanding options under the Company's 1997 Stock Option Plan which Shares, when issued and paid for in accordance with the terms of such options, shall be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

Very truly yours,
FREDRIKSON & BYRON, P.A.
By	/s/ Robert K. Ranum Robert K. Ranum

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  Exhibit 5.1